Exhibit 99.1

CRITEO REPORTS RESULTS FOR THE SECOND QUARTER 2018,
ADJUSTS FISCAL 2018 OUTLOOK AND ANNOUNCES ACQUISITION
OF PIONEERING RETAIL MEDIA TECHNOLOGY PLATFORM

NEW YORK - August 1, 2018 - Criteo S.A. (NASDAQ: CRTO), the advertising platform of choice for the open Internet, today announced financial results for the second quarter ended June 30, 2018.

•	Revenue decreased 1% (or 3% at constant currency1) to $537 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC[2], grew 5% (or 2% at constant currency) to $230 million, or 42.9% of revenue.

•	Adjusted EBITDA[2] grew 27% (or 20% at constant currency) to $69 million, or 30% of Revenue ex-TAC.

•	Cash flow from operating activities decreased 33% to $40 million.

•	Free Cash Flow[2] was $22 million.

•	Net income increased 96% to $15 million.

•	Adjusted net income per diluted share[2] increased 36% to $0.53.

•	We expect Revenue ex-TAC for fiscal year 2018 to grow between -1% and +1% at constant currency.

•	We are raising our Adjusted EBITDA margin outlook for fiscal year 2018 to between 30% and 32% of Revenue ex-TAC.

•	We have entered into a definitive agreement to acquire Storetail, a pioneering retail media technology platform enabling retailers to monetize native placements on their ecommerce sites.

"From the conversations I have had with clients since returning as CEO, I’ve heard many positive comments on the value we bring" said JB Rudelle, CEO. "We are building on this trust to expand our client relationships with more products and solutions".

"Our model once again proves to be strong and resilient," commented Benoit Fouilland, CFO, "as the combination of growth, increasing profitability and strong cash flow demonstrated in Q2".

Operating Highlights

•	We ended the quarter with 19,000 commerce and brand clients, a 16% increase year-over-year, while maintaining client retention at close to 90% for all products.

•
Revenue ex-TAC from non-retargeting products, including Criteo Customer Acquisition, Criteo Audience Match and Criteo Sponsored Products, increased 72% year-over-year at constant currency, to 6% of our total business.

•	Our mobile in-app business grew 38% year-over-year on a Revenue ex-TAC basis.

•	Criteo Direct Bidder, our header bidding technology, is now connected to over 2,300 large publishers, compared to 2,000 in Q1.

•	Same-client Revenue ex-TAC[3] decreased 3% at constant currency due to headwinds from user coverage limitations in Safari.

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2017 average exchange rates for the relevant period to 2018 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted net Income per diluted share and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
3 Same-client Revenue ex-TAC is the Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Revenue and Revenue ex-TAC

Revenue decreased 1%, or 3% at constant currency, to $537 million (Q2 2017: $542 million). Revenue ex-TAC grew 5%, or 2% at constant currency, to $230 million (Q2 2017: $220 million). This increase was primarily driven by the addition of new clients across regions, sizes and products, and the improving Revenue ex-TAC margin over the period, and was achieved despite significant headwinds from external factors in our business with existing clients.

•	In the Americas, Revenue ex-TAC grew 4%, or 4% at constant currency, to $87 million and represented 38% of total Revenue ex-TAC.

•	In EMEA, Revenue ex-TAC grew 4%, and decreased 1% at constant currency, to $89 million and represented 38% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC grew 7%, or 6% at constant currency, to $54 million and represented 24% of total Revenue ex-TAC.

Revenue ex-TAC margin as a percentage of revenue improved 230 basis points to 42.9%.

Net Income and Adjusted Net Income

Net income increased 96% to $15 million (Q2 2017: $8 million). Net income available to shareholders of Criteo S.A. was $14 million, or $0.20 per share on a diluted basis (Q2 2017: $6 million, or $0.09 per share on a diluted basis).

Adjusted net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, increased 35% to $35 million, or $0.53 per share on a diluted basis (Q2 2017: $26 million, or $0.39 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA grew 27%, or 20% at constant currency, to $69 million (Q2 2017: $54 million). This increase in Adjusted EBITDA was primarily driven by the Revenue ex-TAC performance across regions and temporary savings in expenses, related to hiring delays, in particular in the midmarket.

Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 30% (Q2 2017: 25%), improving by more than 500-basis point year-over-year.

Operating expenses increased 1% to $176 million (Q2 2017: $174 million). Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, decreased 1% to $147 million (Q2 2017: $148 million) partly driven by the fact that we did not host our Global Employee Summit in 2018.

Cash Flow and Cash Position

Cash flow from operating activities decreased 33% to $40 million (Q2 2017: $60 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased 33% to $22 million (Q2 2017: $33 million).

Total cash and cash equivalents increased $66 million compared to the end of 2017 to $480 million.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of August 1, 2018.

Third Quarter 2018 Guidance:

•	We expect Revenue ex-TAC to be between $218 million and $223 million. This implies a constant-currency growth of -5% to -3%.

•	We expect Adjusted EBITDA to be between $61 million and $66 million.

We are adjusting our Fiscal Year 2018 Guidance:

•	We now expect Revenue ex-TAC for fiscal year 2018 to grow between -1% and +1% at constant currency.

•	We are raising our Adjusted EBITDA margin outlook for fiscal year 2018 to between 30% and 32% of Revenue ex-TAC.

The above guidance for the quarter ending September 30, 2018 and the fiscal year ending December 31, 2018, assumes the following average exchange rates over both the nine months to September 30, 2018 and the twelve months to December 31, 2018, for the main currencies impacting our business: a U.S. dollar-euro rate of 0.84, a U.S. dollar-Japanese Yen rate of 110, a U.S. dollar-British pound rate of 0.73 and a U.S. dollar-Brazilian real rate of 3.51.

The above guidance assumes no acquisitions are completed during the quarter ending September 30, 2018, and the fiscal year ending December 31, 2018.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Acquisition of Storetail

Criteo has entered into a definitive agreement to acquire Storetail, a pioneering retail media technology platform that enables retailers to monetize native placements on their ecommerce sites on a CPM basis. The 2016 Hooklogic acquisition, and the subsequent Criteo Sponsored Products solution, have allowed Criteo to partner more deeply with retailers from an on-site monetization perspective to reach and engage shoppers throughout every stage of the funnel. While having no material revenue contribution at closing, the addition of Storetail’s highly complementary technology is an important building block to enable Criteo to offer a full monetization platform to retailers.

We expect the deal to close in the third quarter of this year, subject to certain conditions precedent.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies. Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP.
Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending June 30, 2018 and the fiscal year ending December 31, 2018, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2018, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 4, 2018, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, that will be filed with the SEC, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, August 1, 2018, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the advertising platform of choice for the open Internet, an ecosystem that favors neutrality, transparency and inclusiveness. 2,700 Criteo team members partner with close to 19,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, VP Global Communications, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2017	June 30, 2018
Assets
Current assets:
Cash and cash equivalents	$414,111	$480,285
Trade receivables, net of allowances	484,101	372,906
Income taxes	8,882	11,921
Other taxes	58,346	42,076
Other current assets	26,327	26,114
Total current assets	991,767	933,302
Property, plant and equipment, net	161,738	146,904
Intangible assets, net	96,223	87,031
Goodwill	236,826	235,950
Non-current financial assets	19,525	20,226
Deferred tax assets	25,221	33,129
Total non-current assets	539,533	523,240
Total assets	$1,531,300	$1,456,542

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$417,032	$321,295
Contingencies	1,798	1,811
Income taxes	9,997	9,346
Financial liabilities - current portion	1,499	1,055
Other taxes	58,783	46,947
Employee - related payables	66,219	65,832
Other current liabilities	65,677	30,803
Total current liabilities	621,005	477,089
Deferred tax liabilities	2,497	3,251
Retirement benefit obligation	5,149	5,472
Financial liabilities - non-current portion	2,158	1,758
Other non-current liabilities	2,793	4,104
Total non-current liabilities	12,597	14,585
Total liabilities	633,602	491,674
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 per value, 66,085,097 and 66,861,045 shares authorized, issued and outstanding at December 31, 2017 and June 30, 2018, respectively.	2,152	2,177
Additional paid-in capital	591,404	630,772
Accumulated other comprehensive income (loss)	(12,241)	(20,722)
Retained earnings	300,210	333,725
Equity - attributable to shareholders of Criteo S.A.	881,525	945,952
Non-controlling interests	16,173	18,916
Total equity	897,698	964,868
Total equity and liabilities	$1,531,300	$1,456,542

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2018	YoY Change	2017	2018	YoY Change

Revenue	$542,022	$537,185	(1)%	$1,058,688	$1,101,349	4%

Cost of revenue
Traffic acquisition cost	(322,200)	(306,963)	(5)%	(628,893)	(630,709)	0.3%
Other cost of revenue	(32,808)	(29,957)	(9)%	(59,963)	(60,016)	0.1%

Gross profit	187,014	200,265	7%	369,832	410,624	11%

Operating expenses:
Research and development expenses	(43,611)	(47,544)	9%	(83,132)	(92,862)	12%
Sales and operations expenses	(97,900)	(92,726)	(5)%	(188,631)	(188,375)	(0.1)%
General and administrative expenses	(32,239)	(35,644)	11%	(63,754)	(70,235)	10%
Total Operating expenses	(173,750)	(175,914)	1%	(335,517)	(351,472)	5%
Income from operations	13,264	24,351	84%	34,315	59,152	72%
Financial income (expense), net	(2,094)	(1,006)	(52)%	(4,427)	(2,331)	(47)%
Income before taxes	11,170	23,345	109%	29,888	56,821	90%
Provision for income taxes	(3,665)	(8,638)	136%	(7,866)	(21,024)	167%
Net Income	$7,505	$14,707	96%	$22,022	$35,797	63%

Net income available to shareholders of Criteo S.A.	$5,970	$13,726		$18,411	$33,535
Net income available to non-controlling interests	$1,535	$981		$3,611	$2,262

Weighted average shares outstanding used in computing per share amounts:
Basic	65,027,985	66,347,599		64,611,237	66,254,476
Diluted	68,131,274	67,488,311		67,709,789	67,479,513

Net income allocated to shareholders per share:
Basic	$0.09	$0.21		$0.28	$0.51
Diluted	$0.09	$0.20		$0.27	$0.50

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		YoY Change	June 30,		YoY Change
	2017	2018		2017	2018

Net income	$7,505	$14,707	96%	$22,022	$35,797	63%
Non-cash and non-operating items	42,974	54,021	26%	84,448	107,987	28%
- Amortization and provisions	24,376	25,099	3%	46,692	51,149	10%
- Equity awards compensation expense (1)	14,918	20,242	36%	29,858	39,071	31%
- Interest accrued and non-cash financial income and expense	15	21	40%	32	44	38%
- Change in deferred taxes	(5,536)	(4,389)	(21)%	(12,405)	(7,535)	(39)%
- Income tax for the period	9,201	13,028	42%	20,271	28,560	41%
- Other (2)	—	20	100%	—	(3,302)	(100)%
Changes in working capital related to operating activities	25,860	(10,043)	(139)%	25,790	13,644	(47)%
- (Increase)/decrease in trade receivables	(23,358)	10,154	(143)%	36,211	101,446	180%
- Increase/(decrease) in trade payables	48,776	(26,745)	(155)%	(26,254)	(89,690)	242%
- (Increase)/decrease in other current assets	(3,493)	5,821	(267)%	2,580	13,779	434%
- Increase/(decrease) in other current liabilities (2)	3,935	727	(82)%	13,253	(11,891)	(190)%
Income taxes paid	(15,848)	(18,344)	16%	(27,531)	(32,560)	18%
CASH FROM OPERATING ACTIVITIES	60,491	40,341	(33)%	104,729	124,868	19%
Acquisition of intangible assets, property, plant and equipment	(30,008)	(18,880)	(37)%	(53,275)	(26,293)	(51)%
Change in accounts payable related to intangible assets, property, plant and equipment	2,953	1,033	(65)%	(1,986)	(24,121)	NM
Payments for (Disposal of) business, net of cash acquired (disposed)	1,089	—	(100)%	1,052	(10,811)	NM
Change in other non-current financial assets	1,668	154	(91)%	1,274	42	(97)%
CASH USED FOR INVESTING ACTIVITIES	(24,298)	(17,693)	(27)%	(52,935)	(61,183)	16%
Issuance of long-term borrowings	1,454	—	(100)%	1,454	—	(100)%
Repayment of borrowings (3)	(77,168)	(235)	(100)%	(79,221)	(473)	(99)%
Proceeds from capital increase	11,517	396	(97)%	24,454	562	(98)%
Change in other financial liabilities (2)	145	(35)	(124)%	264	16,810	NM
CASH (USED FOR) FROM FINANCING ACTIVITIES	(64,052)	126	(100)%	(53,049)	16,899	(132)%

CHANGE IN NET CASH AND CASH EQUIVALENTS	(27,859)	22,774	(182)%	(1,255)	80,584	NM
Net cash and cash equivalents at beginning of period	303,813	483,874	59%	270,317	414,111	53%
Effect of exchange rates changes on cash and cash equivalents (2)	32,231	(26,363)	(182)%	39,123	(14,410)	(137)%
Net cash and cash equivalents at end of period	$308,185	$480,285	56%	$308,185	$480,285	56%

(1) Of which $14.7 million and $19.8 million of equity awards compensation expense consisted of share-based compensation expense according to ASC 718 Compensation - stock compensation for the quarter ended June 30, 2017 and 2018, respectively, and $29.3 million and $38.2 million for the six month period ended June 30, 2017 and 2018, respectively.

(2) During the quarter ended June 30, 2018 and the six months ended June 30, 2018, respectively, the Company reported the cash impact of the settlement of hedging derivatives related to financing activities in cash from (used for) financing activities in the unaudited consolidated statements of cash flows.

(3) Interest paid for the quarter ended June 30, 2017 and 2018, amounted to $0.8 million and $0.4 million respectively and for the six months ended June 30, 2017 and 2018, amounted to $1.5 million and $0.8 million respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		YoY Change	June 30,		YoY Change
	2017	2018		2017	2018

CASH FROM OPERATING ACTIVITIES	$60,491	$40,341	(33)%	$104,729	$124,868	19%
Acquisition of intangible assets, property, plant and equipment	(30,008)	(18,880)	(37)%	(53,275)	(26,293)	(51)%
Change in accounts payable related to intangible assets, property, plant and equipment	2,953	1,033	(65)%	(1,986)	(24,121)	NM
FREE CASH FLOW (1)	$33,436	$22,494	(33)%	$49,468	$74,454	51%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Region	2017	2018	YoY Change	YoY Change at Constant Currency	2017	2018	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$229,392	$212,781	(7)%	(7)%	$437,405	$425,476	(3)%	(2)%
EMEA	191,682	201,080	5%	(1)%	380,774	423,691	11%	2%
Asia-Pacific	120,948	123,324	2%	0.2%	240,509	252,182	5%	2%
Total	542,022	537,185	(1)%	(3)%	1,058,688	1,101,349	4%	—%

Traffic acquisition costs
Americas	(145,289)	(125,502)	(14)%	(13)%	(274,156)	(257,023)	(6)%	(6)%
EMEA	(106,605)	(112,577)	6%	(0.1)%	(214,189)	(232,470)	9%	(1)%
Asia-Pacific	(70,306)	(68,884)	(2)%	(4)%	(140,548)	(141,216)	0.5%	(3)%
Total	(322,200)	(306,963)	(5)%	(7)%	(628,893)	(630,709)	0.3%	(3)%

Revenue ex-TAC (1)
Americas	84,103	87,279	4%	4%	163,249	168,453	3%	4%
EMEA	85,077	88,503	4%	(1)%	166,585	191,221	15%	5%
Asia-Pacific	50,642	54,440	7%	6%	99,961	110,966	11%	8%
Total	$219,822	$230,222	5%	2%	$429,795	$470,640	10%	5%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		YoY Change	June 30,		YoY Change
	2017	2018		2017	2018
Net income	$7,505	$14,707	96%	$22,022	$35,797	63%
Adjustments:
Financial (income) expense, net	2,094	1,006	(52)%	4,427	2,331	(47)%
Provision for income taxes	3,665	8,638	136%	7,866	21,024	167%
Equity awards compensation expense	14,918	20,245	36%	29,858	39,548	32%
Research and development	4,461	6,771	52%	8,377	11,326	35%
Sales and operations	6,401	8,668	35%	13,111	16,499	26%
General and administrative	4,056	4,806	18%	8,370	11,723	40%
Pension service costs	299	419	40%	589	853	45%
Research and development	151	212	40%	297	432	45%
Sales and operations	60	75	25%	119	154	29%
General and administrative	88	132	50%	173	267	54%
Depreciation and amortization expense	22,306	23,560	6%	42,473	47,206	11%
Cost of revenue	13,003	15,050	16%	24,094	30,299	26%
Research and development	3,092	2,245	(27)%	6,036	4,466	(26)%
Sales and operations	4,925	4,518	(8)%	9,886	8,972	(9)%
General and administrative	1,286	1,747	36%	2,457	3,469	41%
Acquisition-related costs	—	—	-	6	—	(100)%
General and administrative	—	—	-	6	—	(100)%
Restructuring	3,299	199	(94)%	3,299	(53)	(102)%
Cost of revenue	2,497	—	(100)%	2,497	—	(100)%
Research and development	—	16	NM	—	(332)	(100)%
Sales and operations	690	183	(73)%	690	290	(58)%
General and administrative	112	—	(100)%	112	(11)	(110)%
Total net adjustments	46,581	54,067	16%	88,518	110,909	25%
Adjusted EBITDA(1)	$54,086	$68,774	27%	$110,540	$146,706	33%

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		YoY Change	June 30,		YoY Change
	2017	2018		2017	2018

Research and Development expenses	$(43,611)	$(47,544)	9%	$(83,132)	$(92,862)	12%
Equity awards compensation expense	4,461	6,771	52%	8,377	11,326	35%
Depreciation and Amortization expense	3,092	2,245	(27)%	6,036	4,466	(26)%
Pension service costs	151	212	40%	297	432	45%
Restructuring	—	16	100%	—	(332)	(100)%
Non GAAP - Research and Development expenses	(35,907)	(38,300)	7%	(68,422)	(76,970)	12%
Sales and Operations expenses	(97,900)	(92,726)	(5)%	(188,631)	(188,375)	—%
Equity awards compensation expense	6,401	8,668	35%	13,111	16,499	26%
Depreciation and Amortization expense	4,925	4,518	(8)%	9,886	8,972	(9)%
Pension service costs	60	75	25%	119	154	29%
Restructuring	690	183	(73)%	690	290	(58)%
Non GAAP - Sales and Operations expenses	(85,824)	(79,282)	(8)%	(164,825)	(162,460)	(1)%
General and Administrative expenses	(32,239)	(35,644)	11%	(63,754)	(70,235)	10%
Equity awards compensation expense	4,056	4,806	18%	8,370	11,723	40%
Depreciation and Amortization expense	1,286	1,747	36%	2,457	3,469	41%
Pension service costs	88	132	50%	173	267	54%
Acquisition related costs	—	—	-	6	—	(100)%
Restructuring	112	—	(100)%	112	(11)	(110)%
Non GAAP - General and Operations expenses	(26,697)	(28,959)	8%	(52,636)	(54,787)	4%
Total Operating expenses	(173,750)	(175,914)	1%	(335,517)	(351,472)	5%
Equity awards compensation expense	14,918	20,245	36%	29,858	39,548	32%
Depreciation and Amortization expense	9,303	8,510	(9)%	18,379	16,907	(8)%
Pension service costs	299	419	40%	589	853	45%
Acquisition-related costs	—	—	-	6	—	(100)%
Restructuring	802	199	(75)%	802	(53)	(107)%
Total Non GAAP Operating expenses (1)	$(148,428)	$(146,541)	(1)%	$(285,883)	$(294,217)	3%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		YoY Change	June 30,		YoY Change
	2017	2018		2017	2018
Equity awards compensation expense
Research and development	$4,461	$6,771	52%	$8,377	$11,326	35%
Sales and operations	6,401	8,668	35%	13,111	16,499	26%
General and administrative	4,056	4,806	18%	8,370	11,723	40%
Total equity awards compensation expense	14,918	20,245	36%	29,858	39,548	32%

Pension service costs
Research and development	151	212	40%	297	432	45%
Sales and operations	60	75	25%	119	154	29%
General and administrative	88	132	50%	173	267	54%
Total pension service costs	299	419	40%	589	853	45%

Depreciation and amortization expense
Cost of revenue	13,003	15,050	16%	24,094	30,299	26%
Research and development	3,092	2,245	(27)%	6,036	4,466	(26)%
Sales and operations	4,925	4,518	(8)%	9,886	8,972	(9)%
General and administrative	1,286	1,747	36%	2,457	3,469	41%
Total depreciation and amortization expense	22,306	23,560	6%	42,473	47,206	11%

Acquisition-related costs
General and administrative	—	—	-	6	—	(100)%
Total acquisition-related costs	—	—	-	6	—	(100)%

Restructuring
Cost of revenue	2,497	—	(100)%	2,497	—	(100)%
Research and development	—	16	100%	—	(332)	(100)%
Sales and operations	690	183	(73)%	690	290	(58)%
General and administrative	112	—	(100)%	112	(11)	(110)%
Total restructuring	$3,299	$199	(94)%	$3,299	$(53)	(102)%

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		YoY Change	June 30,		YoY Change
	2017	2018		2017	2018

Net income	$7,505	$14,707	96%	$22,022	$35,797	63%
Adjustments:
Equity awards compensation expense	14,918	20,245	36%	29,858	39,548	32%
Amortization of acquisition-related intangible assets	4,777	3,448	(28)%	9,451	6,905	(27)%
Acquisition-related costs	—	—	-	6	—	(100)%
Restructuring costs	3,299	199	(94)%	3,299	(53)	(102)%
Tax impact of the above adjustments	(4,255)	(3,117)	(27)%	(7,571)	(6,196)	(18)%
Total net adjustments	18,739	20,775	11%	35,043	40,204	15%
Adjusted net income(1)	$26,244	$35,482	35%	$57,065	$76,001	33%

Weighted average shares outstanding
- Basic	65,027,985	66,347,599		64,611,237	66,254,476
- Diluted	68,131,274	67,488,311		67,709,789	67,479,513

Adjusted net income per share
- Basic	$0.40	$0.53	33%	$0.88	$1.15	31%
- Diluted	$0.39	$0.53	36%	$0.84	$1.13	35%

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2018	YoY Change	2017	2018	YoY Change

Revenue as reported	$542,022	$537,185	(1)%	$1,058,688	$1,101,349	4%
Conversion impact U.S. dollar/other currencies		(11,393)			(42,480)
Revenue at constant currency(1)	542,022	525,792	(3)%	1,058,688	1,058,869	—%

Traffic acquisition costs as reported	(322,200)	(306,963)	(5)%	(628,893)	(630,709)	0.3%
Conversion impact U.S. dollar/other currencies		6,487			23,356
Traffic Acquisition Costs at constant currency(1)	(322,200)	(300,476)	(7)%	(628,893)	(607,353)	(3)%

Revenue ex-TAC as reported(2)	219,822	230,222	5%	429,795	470,640	10%
Conversion impact U.S. dollar/other currencies		(4,906)			(19,124)
Revenue ex-TAC at constant currency(2)	219,822	225,316	2%	429,795	451,516	5%
Revenue ex-TAC(2)/Revenue as reported	41%	43%		41%	43%

Other cost of revenue as reported	(32,808)	(29,957)	(9)%	(59,963)	(60,016)	0.1%
Conversion impact U.S. dollar/other currencies		(73)			603
Other cost of revenue at constant currency(1)	(32,808)	(30,030)	(8)%	(59,963)	(59,413)	(1)%

Adjusted EBITDA(3)	54,086	68,774	27%	110,540	146,706	33%
Conversion impact U.S. dollar/other currencies		(3,786)			(13,099)
Adjusted EBITDA(3) at constant currency(1)	$54,086	$64,988	20%	$110,540	$133,607	21%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	25%	30%		26%	31%
Adjusted EBITDA(3) at constant currency(1)/Revenue ex-TAC(2) at constant currency(1)	25%	29%		26%	30%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	June 30,
	2017	2018
Shares outstanding as at January 1,	63,978,204	66,085,097
Weighted average number of shares issued during the period	633,033	169,379
Basic number of shares - Basic EPS basis	64,611,237	66,254,476
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,098,552	1,225,037
Diluted number of shares - Diluted EPS basis	67,709,789	67,479,513

Shares outstanding as of June 30,	65,291,977	66,861,045
Total dilutive effect of share options, warrants, employee warrants	8,487,128	8,477,469
Fully diluted shares as of June 30,	73,779,105	75,338,514

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	YoY Change	QoQ Change

Clients	12,882	14,468	15,423	16,370	17,299	18,118	18,528	18,936	16%	2%

Revenue	423,867	566,825	516,667	542,022	563,973	674,031	564,164	537,185	(1)%	(5)%
Americas	160,739	266,438	208,013	229,392	228,326	324,696	212,695	212,781	(7)%	—%
EMEA	157,921	189,298	189,092	191,682	207,168	221,019	222,611	201,080	5%	(10)%
APAC	105,207	111,089	119,562	120,948	128,479	128,316	128,858	123,324	2%	(4)%

TAC	(247,310)	(341,877)	(306,693)	(322,200)	(329,576)	(397,087)	(323,746)	(306,963)	(5)%	(5)%
Americas	(97,239)	(167,046)	(128,867)	(145,289)	(141,869)	(203,368)	(131,521)	(125,502)	(14)%	(5)%
EMEA	(87,092)	(108,567)	(107,583)	(106,605)	(115,446)	(120,662)	(119,893)	(112,577)	6%	(6)%
APAC	(62,979)	(66,264)	(70,243)	(70,306)	(72,261)	(73,057)	(72,332)	(68,884)	(2)%	(5)%

Revenue ex-TAC	176,557	224,948	209,974	219,822	234,397	276,944	240,418	230,222	5%	(4)%
Americas	63,500	99,391	79,146	84,103	86,457	121,328	81,174	87,279	4%	8%
EMEA	70,829	80,731	81,509	85,077	91,722	100,357	102,718	88,503	4%	(14)%
APAC	42,228	44,826	49,319	50,642	56,218	55,259	56,526	54,440	7%	(4)%

Adjusted EBITDA	53,532	82,995	56,454	54,086	79,116	119,928	77,932	68,774	27%	(12)%

Cash flow from operating activities	43,631	71,658	44,238	60,491	61,727	79,002	84,527	40,341	(33)%	(52)%

Capital expenditures	19,907	22,981	28,206	27,055	27,773	25,476	32,567	17,847	(34)%	(45)%

Capital expenditures / Revenue	5%	4%	5%	5%	5%	4%	6%	3%	(40)%	(50)%

Net cash position	407,158	270,318	303,813	308,185	357,983	414,111	483,874	480,285	56%	(1)%

Headcount	2,212	2,503	2,582	2,690	2,712	2,764	2,675	2,678	(0.4)%	0.1%

Days Sales Outstanding (days - end of month)	56	53	56	57	56	57	60	61	N.A.	N.A.